Exhibit 99.1

Press Release

Media Contact Robin Pence 703 682 6552

Investor Contact Ahmed Pasha 703 682 6451

UK Contact Sarah Salati ++44 (0) 208 334 5300

AES Completes Sale of Power Plant and Coal Mine in Kazakhstan for $1.1 Billion

Maintains Ownership and Operation of Generation and Distribution Businesses in Eastern Kazakhstan

ARLINGTON, VA –May 30, 2008—The AES Corporation (NYSE: AES) today announced it has completed the sale of its interest in the AES Ekibastuz power plant and Maikuben coal mine in Kazakhstan to Kazakhmys PLC for gross proceeds of $1.1 billion.  AES will also receive up to $381 million over a three-year period to manage and operate the facilities acquired by Kazakhmys, Kazakhstan’s largest producer of copper and one of the leading copper producers in the world.

AES will maintain ownership and operation of its other facilities located in Eastern Kazakhstan, which include thermal and hydro generation capacity of approximately 2,688 MW and a distribution business with over 400,000 customers.

“The decision to sell a portion of our business in Kazakhstan is consistent with our focus on portfolio management and how we assess the long term potential of each of our businesses in the context of our broader portfolio,” said Paul Hanrahan, AES President and Chief Executive Officer.  “What makes this sale unique is that AES will continue to maintain a significant presence in the country and play an active role improving the delivery of power in this growing market through the management agreement with Kazakhmys and our remaining generation and distribution businesses in Eastern Kazakhstan.”

Ekibastuz, a coal-fired power plant with current available capacity of approximately 2,250 MW, and the Maikuben coal mine are both located in Northern Kazakhstan. AES acquired its initial interests in Ekibastuz and Maikuben in 1996 and 2001, respectively. Since 1996, AES has invested in modernization programs bringing into operation more than 2,000 MW of generation capacity at Ekibastuz.

Kazakhmys has its corporate headquarters in London and operations in Kazakhstan and Germany.

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About AES

AES is one of the world’s largest global power companies, with 2007 revenues of $13.6 billion. With operations in 29 countries on five continents, AES’s generation and distribution facilities have the capacity to serve 100 million people worldwide. Our 15 regulated utilities amass annual sales of over 78,000 GWh and our 123 generation facilities have the capacity to generate more than 43,000 megawatts. Our global workforce of 28,000 people is committed to operational excellence and meeting the world’s growing power needs. To learn more about AES, please visit www.aes.com or contact AES media relations at media@aes.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’s current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth investments at normalized investment levels and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’s filings with the Securities and Exchange Commission, including, but not limited to, the risks discussed under Item 1A “Risk Factors” in AES’s 2007 Annual Report on Form 10-K. Readers are encouraged to read AES’s filings to learn more about the risk factors associated with AES’s business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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